Exhibit 10.4

ALTIN:FUND, LIMITED PARTNERSHIP
ADVISORY AGREEMENT

          This Advisory Agreement (the "Agreement") dated as of the _____ day of ______________, 2009, by and among Altin:Fund, Limited Partnership (the "Partnership"), a Delaware limited partnership, Altin Holdings, LLC, a Michigan limited liability company (the "General Partner") and [Name of Trading Advisor], a [ ] (the "Trading Advisor"). Capitalized and other defined terms used and not expressly defined herein shall have the same respective meanings as set forth in the Prospectus (as hereinafter defined) of the Partnership.

RECITALS :

          WHEREAS, the Partnership is engaged in trading U.S. and international futures, forwards, options on futures contracts, forward contracts, commodities, security futures contracts, spot contracts and other commodity interest contracts, by implementing the trading methods of the independent commodity trading advisors engaged by the General Partner on behalf of the Partnership. The commodities underlying the foregoing contracts may include stock indices, interest rates, currencies (including foreign currencies), or physical commodities, such as agricultural products, energy products or metals. Partnership has been organized to trade in commodity interests, including, without limitation, futures contracts, forward contracts, options on futures contracts, forward contracts and on commodities, spot contracts and swap contracts ("Commodities"); and

          WHEREAS, the General Partner is the general partner of the Partnership and, pursuant to the Partnership's Limited Partnership Agreement, is authorized to utilize the services of one or more commodity trading advisors in connection with the Commodities trading activities of the Partnership; and

          WHEREAS, the Partnership is currently offering its units of limited partnership interest ("Units") through the Selling Agents (the "Offering"), and in connection therewith, the Partnership has filed with the United States Securities and Exchange Commission (the "SEC"), pursuant to the United States Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-1 to register the Units, and as part thereof a prospectus (which registration statement, together with all amendments thereto, shall be referred to herein as the "Registration Statement" and which prospectus, in final form, shall be referred to herein as the "Prospectus"); and

          WHEREAS, the Partnership will prepare and file applications for registration of the Units under the securities or Blue Sky laws of such jurisdictions as the General Partner deems appropriate; and

          WHEREAS, the Trading Advisor's present business includes the management of Commodities accounts for its clients; and

          WHEREAS, the Trading Advisor is registered as a commodity trading advisor under the United States Commodity Exchange Act, as amended (the "CE Act"), and is a member of the National Futures Association (the "NFA") in such capacity and will maintain such registration and membership for the term of this Agreement; and

          WHEREAS, the Partnership and the Trading Advisor desire to enter into this Agreement in order to set forth the terms and conditions upon which the Trading Advisor will render and implement commodity advisory services on behalf of the Partnership during the term of this Agreement;

          NOW, THEREFORE, the parties agree as follows:

1.          Duties of the Trading Advisor.

          (a)          Upon the allocation of assets of the Partnership to Trading Advisor, Trading Advisor, for that portion of the Partnership's assets allocated to Trading Advisor, shall have sole authority and responsibility for directing the investment and reinvestment in Commodities during the term of this Agreement and in accordance with the trading policies and trading strategies set forth in the Prospectus which has been furnished to Trading Advisor. If the General Partner determines in its sole discretion, that any trading instructions issued by Trading Advisor violate those trading policies or strategies, then the

General Partner may cause any position placed in violation to be reversed. Trading Advisor will exercise its best efforts in determining the trades in Commodity Interests. Changes in Commodity Interests traded shall not be deemed material changes in trading policies. Trading Advisor has advised the Partnership that its past performance and the past performance of its principals as provided to the General Partner is the result of Trading Advisor's trading methods as modified and refined from time to time. Each of the Partnership and the General Partner acknowledges that the trading strategies of Trading Advisor are confidential and proprietary. If a change in Trading Advisor's trading strategies is deemed material in the sole judgment of Trading Advisor, then Trading Advisor will not change its trading strategies without at least ten (10) days prior written notice to the General Partner. All commissions and expenses arising from the trading of, or other transactions in the course of the administration of, the Partnership's account shall be charged to the Partnership's account. The General Partner shall deliver to Trading Advisor, and renew when necessary, a Commodity Trading Authorization appointing Trading Advisor as the Partnership's agent and attorney-in-fact for the purpose of trading Commodities on behalf of the Partnership. All trades for the account of the Partnership directed by Trading Advisor shall be made through such clearing broker or brokers as the General Partner may direct (each, a "clearing broker"). Notwithstanding the foregoing, Trading Advisor may place orders for Commodity Interest transactions for the Partnership through executing brokers or floor brokers selected by Trading Advisor and may execute on behalf of the Partnership "give-up" agreements with such executing brokers or floor brokers where necessary; provided that Trading Advisor will from time to time provide the General Partner and the Partnership with a list of the executing brokers or floor brokers Trading Advisor is then using and the General Partner and/or the Partnership, as the case may be, may, within five (5) days of receiving such list after consultation with Trading Advisor, object to the use of an executing broker or floor broker and Trading Advisor shall cease using such broker on behalf of the Partnership. Any over-the-counter contracts in Commodities transacted for the Partnership's trading account will be effected through the clearing broker or its affiliates, as agreed upon between Trading Advisor and the General Partner and/or the Partnership. Trading Advisor also from time to time may select other dealers through which any such contracts will be traded, with the prior written consent of the General Partner and/or the Partnership. In its trading for the Partnership's account, Trading Advisor shall not engage in "pyramiding," as such term is used in the Prospectus.

          (b)          The Trading Advisor is responsible for promptly reviewing all oral and written confirmations it receives to determine that the Commodities trades were made in accordance with the Trading Advisor's instructions. If the Trading Advisor determines that an error was made in connection with a trade or that a trade was made other than in accordance with the Trading Advisor's instructions, the Trading Advisor shall promptly notify the General Partner of this fact, and shall utilize its reasonable best efforts to cause the error or discrepancy to be corrected.

          2.          Preparation of Materials. Trading Advisor will cooperate with the Partnership in the Partnership's endeavors to prepare and update, or cause to be prepared and updated, a registration statement on Form S-1, or such other form as may then be available ("Registration Statement"), and prospectus and disclosure document included therein ("Prospectus"), promotional brochures or other marketing materials as well as any other materials reasonably requested or required by the General Partner in connection with the organization, operation, or marketing of the Partnership or the registration or renewal of registration of the Units for sale to the public in all applicable jurisdictions (collectively, with the Registration Statement and Prospectus, the "Materials").  In this regard, Trading Advisor will furnish to the General Partner such information as may be reasonably requested for inclusion in such Materials.  Moreover, Trading Advisor agrees to make all necessary disclosures regarding itself, its principals, its trading performance, customer accounts and otherwise as are required in the judgment of the General Partner to be made in such Materials.

          3.          Certain Representations and Warranties of Trading Advisor. Trading Advisor represents and warrants to the Partnership and the General Partner and agrees as follows:

          (a)          The disclosure document of Trading Advisor and any other information relating to Trading Advisor, its businesses, principals, and past performance record that has been requested by the General Partner, has been delivered to the General Partner and is current, accurate and complete in all material respects and is in compliance with all applicable laws, rules and regulations, including Part 4 of the CFTC regulations promulgated under the Commodity Exchange Act, as amended (the "CE Act"), and

Trading Advisor will provide the General Partner with updated or amended copies of any such materials when and if such materials are updated or amended.

          (b)          To the extent reasonably available to it, Trading Advisor has supplied or upon request will supply, and has made available or upon request will make available, for review by the General Partner or its agents substantially all documents, statements, agreements, confirmations and work papers relating to all accounts managed by Trading Advisor and any other persons or entities controlled by Trading Advisor for the period covered in any Materials and the General Partner shall keep such information confidential; provided, however, that Trading Advisor may, in its discretion, withhold from any such materials the name of the client for whom such account is maintained and any materials containing proprietary information relating to Trading Advisor's trading methodologies.

          (c)          Trading Advisor is registered as a commodity trading advisor with the CFTC and is a member of the NFA.

          (d)          Trading Advisor is a [STATE] corporation with full power and authority to enter into this Agreement.

          (e)          This Agreement has been duly and validly authorized, executed and delivered by, and is a valid and binding contract of, Trading Advisor enforceable in accordance with its terms.

          (f)          The representations and warranties made in this Agreement by Trading Advisor shall be continuing during the term of this Agreement and if at any time any event has occurred which would make or tend to make any of the representations and warranties in this Agreement not true, Trading Advisor will promptly notify the General Partner.

          4.          Certain Representations and Warranties of the Partnership and General Partner. The General Partner and the Partnership jointly and severally represent and warrant to Trading Advisor that:

          (a)          This Agreement has been duly and validly authorized, executed and delivered by, and is a valid and binding contract of each of, the General Partner and the Partnership enforceable in accordance with its terms.

          (b)          The Partnership is duly formed and validly existing as a Delaware limited partnership, with full partnership power to carry out its obligations under this Agreement and its Limited Partnership Agreement, as such may be amended from time to time.

          (c)          The Materials do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or omit to state any material information required to be disclosed therein under the CE Act, the Securities Act of 1933, and the rules promulgated thereunder; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the General Partner by or on behalf of Trading Advisor, as to it, including, without limitation, all references to Trading Advisor and its affiliates, controlling persons, shareholders, partners, directors, officers and employees, as well as to Trading Advisor's trading approach and past performance history, which has been provided by Trading Advisor for inclusion in the Materials.

          (d)          Units in the Partnership will be offered and sold in compliance with the requirements set forth in the Registration Statement and the Prospectus, the Partnership Agreement and the Subscription Agreement and Power of Attorney. In connection with the offer and sale of the Units, the General Partner will, and the General Partner will use its reasonable efforts to ensure that any third party selling agents will, comply fully at all times with all federal, state and foreign securities laws, rules and regulations applicable to the offer and sale of the Units to the public.

          (e)          The General Partner is duly formed and validly existing as a Michigan limited liability company with full power and authority to carry out its obligations under this Agreement and is (i) registered with the CFTC as a commodity pool operator, (ii) registered with the SEC as an investment adviser, and (iii) is a member of NFA.

          (f)          The General Partner has received, on behalf of the Partnership, the current commodity trading advisor disclosure document of Trading Advisor (the "Disclosure Document") and is familiar with the matters set forth therein.

          (g)          The representations and warranties made in this Agreement by the Partnership and the General Partner shall be continuing during the term of this Agreement and if at any time any event has occurred which would make or tend to make any of the foregoing not true, the General Partner will promptly notify Trading Advisor.

          5.          Trading Advisor's Closing Obligations. On or prior to the Closing Date (as hereinafter defined) with respect to the initial offering of the Partnership with respect to the Units (the "Closing Date"), and thereafter, only if requested by the General Partner, the Trading Advisor shall deliver or cause to be delivered, at the expense of the Trading Advisor, to the Selling Agents, the Partnership, and the General Partner, the reports, certificates and documents described below addressed to them and, except as may be set forth below, dated the Closing Date:

          (a)          a report from the Trading Advisor which shall present, for the period from the date after the last day covered by the Trading Advisor's Past Performance History as set forth under "Past Performance Information" in the Prospectus to the latest practicable month-end before the Closing Date, figures which shall show the actual past performance of the Trading Advisor (or, if such actual past performance information is unavailable, then the estimated past performance) for such period, and which shall certify that, to the best of its knowledge, such figures are complete and accurate in all material respects;

          (b)          a certificate of the Trading Advisor in the form proposed prior to the Closing Date by counsel to the Partnership and the General Partner, with such changes in such form as are proposed by the Trading Advisor or its counsel and are acceptable to the Partnership and the General Partner and their counsel so as to make such form mutually acceptable to the Partnership, the General Partner, the Trading Advisor, and their respective counsel, to the effect that:

          (i)          the representations and warranties of the Trading Advisor contained in this Agreement are true and correct in all material respects on the date of the certificate as though made on such date;

          (ii)          nothing has come to the Trading Advisor's attention which would cause the Trading Advisor to believe that, at any time from the time the Registration Statement initially became effective to the Closing Date, the Registration Statement, as amended from time to time, or the Prospectus, as amended or supplemented from time to time, with respect to the Trading Advisor, or the affiliates, controlling persons, shareholders, directors, officers or employees of any of the foregoing, or with respect to the Trading Approach or Past Performance History, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances in which they were made) not misleading; and

          (iii)          the Trading Advisor has performed all covenants and agreements herein contained to be performed on its part at or prior to the Closing Date;

          (c)          a certificate of the Trading Advisor signed by any relevant officer of the Trading Advisor (together with such supporting documents as are set forth in the certificate), in the form proposed prior to the Closing Date by counsel to the Partnership and the General Partner, with such changes in such form as are proposed by the Trading Advisor or its counsel and are acceptable to the Partnership and the General

Partner and their counsel so as to make such form mutually acceptable to the Partnership, the General Partner, the Trading Advisor, and their respective counsel, with respect to, (1) the continued effectiveness of the organizational documents of the Trading Advisor, (2) the continued effectiveness of the Trading Advisor's registration as a commodity trading advisor under the CE Act and membership as a commodity trading advisor with the NFA and (3) the incumbency and genuine signature of the President and Secretary of the Trading Advisor;

          (d)          a certificate from the state of formation of the Trading Advisor, to be dated at, on or around the Closing Date, as to its formation and good standing, provided that no certificate of formation shall be required at any Subsequent Closing Date.

          6.          Partnership's and General Partner's Closing Obligations. On or prior to the Closing Date, the Partnership and the General Partner shall deliver or cause to be delivered to the Trading Advisor, the certificates and documents to the Trading Advisor and, except as may be set forth below, dated each such Closing Date:

          (a)          certificates of the Partnership and the General Partner, addressed to the Trading Advisor, in the form proposed prior to the Closing Date by counsel to the Partnership and the General Partner with such changes in such form as are proposed by the Trading Advisor or its counsel and are acceptable to the Partnership, the General Partner and their counsel so as to make such form mutually acceptable to the Partnership, the Partnership, the General Partner, the Trading Advisor, and their respective counsel, with respect to, as applicable, (i) the continued effectiveness of the Partnership Agreement and the Certificate of Partnership of the Partnership, the limited liability company agreement of the General Partner, (ii) the continued effectiveness of the registration of the General Partner as a commodity pool operator under the CE Act and membership with the NFA in such capacity and (iii) the incumbency and genuine signature of the managing member of the General Partner; and

          (b)          a certificate from each of the State of Delaware with respect to the Partnership and from the State of Michigan with respect to the General Partner to be dated at, on or around the Closing Date as to the formation and good standing of the Partnership and the General Partner.

          7.          Independence of Trading Advisor. Trading Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the General Partner or the Partnership in any way or otherwise be deemed an agent of the General Partner or the Partnership. Trading Advisor shall not offer or sell or solicit any offers to purchase the Units. However, when requested by the General Partner at such reasonable times and upon adequate notice as mutually agreed to, Trading Advisor will assist in the general explanation and presentation of Trading Advisor's trading strategies and methods solely to the employees of the General Partner and, in Trading Advisor's discretion, to the selling agents or to other agents of the General Partner; provided, however, that nothing in this section will require Trading Advisor to disclose confidential and proprietary information concerning its trading strategies and methods. The parties acknowledge that Trading Advisor has, neither alone nor in conjunction with the General Partner, been an organizer or promoter of the Partnership. Nothing herein contained shall be deemed to require the Partnership to take any action contrary to its Partnership Agreement, its Certificate of Limited Partnership or any applicable statute, regulation or rule.

          8.          Compensation. In consideration of and in compensation for all of the services to be rendered by Trading Advisor to the Partnership under this Agreement, beginning with the first calendar quarter-end following the date of this Agreement, Trading Advisor shall receive compensation from the General Partner and/or the Partnership, as applicable, in the manner as set forth in Schedule A attached hereto and made a part hereof.

          9.          Right to Advise Others. Trading Advisor's present business is advising with respect to the purchase and sale of Commodities. The services provided by Trading Advisor under this Agreement are not to be deemed exclusive. Each of the General Partner and the Partnership acknowledges that, subject to the terms of this Agreement, Trading Advisor may render advisory, consulting and management services to other clients. Trading Advisor shall be free to advise others and manage other Commodities trading accounts, including accounts owned by it or its principals, during the term of this Agreement and to use the same information, computer programs and trading strategy which it obtains, produces or utilizes in the performance of services for the Partnership. In that connection, however, Trading Advisor represents and warrants that: (a) in rendering consulting, advisory and management services to other Commodities trading accounts and entities, it will use its best efforts to achieve an equitable treatment of all accounts and will use a fair and reasonable system of order entry for all accounts; and (b) it will not deliberately use any trading strategies for the Partnership which it or its principals know are inferior to those currently offered by Trading Advisor and employed by Trading Advisor for other accounts. Trading Advisor agrees to be aware of the position limits imposed on certain Commodities contracts by the CFTC or applicable contract market. Trading Advisor will be entitled to use that portion of the applicable position limits that bears the same relationship that the Partnership's assets allocated to it bears to all of the Partnership's assets. If, at any time during the term of this Agreement, Trading Advisor is required to aggregate the Partnership's Commodities positions with the positions of any other person for purposes of applying the CFTC or exchange imposed speculative position limits, Trading Advisor will promptly notify the General Partner if the Partnership's positions are included in an aggregate amount which exceeds the applicable speculative position limit. Trading Advisor represents that, if speculative positions limits are reached in any Commodities contract, it will modify the trading instructions to the Partnership's account and its other accounts in a reasonable and good faith effort to achieve an equitable treatment of all accounts. Trading Advisor currently believes and represents that such speculative limits will not materially affect its trading recommendations or strategy for the Partnership given Trading Advisor's current accounts and all proposed accounts for which each Trading Advisor has a contract to act as a commodity trading advisor.

          10.          Reallocation of Assets. The General Partner in its sole and absolute discretion may allocate assets away from or, with Trading Advisor's consent to, Trading Advisor as of the first day of any month on ten (10) days' prior written notice. Any refusal by Trading Advisor to accept an allocation of additional assets must be communicated by Trading Advisor to the General Partner within eight (8) days prior to the proposed allocation date after having received the required notice of the proposed allocation from the General Partner, or on such shorter notice as is acceptable to the General Partner. Notwithstanding the foregoing, the General Partner may reallocate assets away from Trading Advisor at any time, if the purpose of the reallocation is to meet a margin call from the Partnership's clearing broker resulting from the trading activities of another commodity trading advisor engaged by the Partnership, but only to the extent that such other commodity trading advisor, whose trading has resulted in the margin call, has no Partnership and/or Partnership assets not committed to Commodities positions. The General Partner shall immediately notify Trading Advisor and all other affected commodity trading advisors engaged by the Partnership of any reallocation.

          11.          Records of the Partnership. The General Partner will instruct the clearing broker to furnish copies of all trade confirmations and monthly trading reports to Trading Advisor. Trading Advisor will maintain a record of all trading orders for the Partnership's account that have been filled and will monitor the Partnership's open positions. Upon the request of the General Partner, Trading Advisor shall permit the General Partner or its agent to inspect such information as the General Partner may reasonably request for the purpose of confirming that the Partnership has been treated equitably with respect to trading engaged in during the term of this Agreement by all accounts controlled by Trading Advisor or its principals. Trading Advisor shall permit the General Partner to inspect the trading records of Trading Advisor, its principals and their other clients for the purpose of confirming that the Partnership are being treated equitably by Trading Advisor, including with respect to any modifications of trading strategies resulting from speculative position limits and with respect to the assignment of priorities of order entry to Trading Advisor's accounts and the General Partner shall keep such information confidential; provided, however, that Trading Advisor may, in its discretion, withhold from any such inspection the name of the client for whom such account is maintained.

          12.          Term and Termination; Automatic Renewal Provision.

          (a)          THE INITIAL TERM OF THIS AGREEMENT SHALL COMMENCE ON THE DATE HEREOF AND SHALL CONTINUE UNTIL THE ONE (1) YEAR ANNIVERSARY OF THE DATE HEREOF. THEREAFTER, THE TERM OF THIS AGREEMENT WILL AUTOMATICALLY BE EXTENDED FOR ONE (1) YEAR TERMS FROM YEAR TO YEAR, UNLESS TERMINATED BY EITHER PARTY PURSUANT TO THE TERMS OF SUBSECTION (b) BELOW. As used in this Agreement, the term "term" shall mean the period commencing on the date hereof through the effective date of the termination of this Agreement, unless the context requires otherwise.

          (b)          The General Partner and the Partnership or Trading Advisor may terminate this Agreement at any time upon no less than sixty (60) days' written notice to the other. Notwithstanding the foregoing, this Agreement also may be terminated on written notice at any time upon: (i) the General Partner's withdrawal as General Partner of the Partnership, as provided in the Partnership Agreement; (ii) the death, disability or loss of services of [NAME]or upon [NAME] no longer taking an active role in the business of Trading Advisor; (iii) the sale of or disposition of Trading Advisor; (iv) the inability of Trading Advisor to use its trading strategies for the Partnership's and/or the Partnership's benefit; (v) the suspension, revocation or withdrawal of Trading Advisor's registration as a commodity trading advisor or withdrawal of the General Partner's registration as a commodity pool operator or the suspension or termination of any parties' NFA membership; (vi) a material breach of this Agreement by Trading Advisor or the General Partner; (vii) a violation by Trading Advisor of the Partnership's trading policies; or (viii) the General Partner's objection after consultation with Trading Advisor to any executing broker used by Trading Advisor.

          13.          Indemnity.

          (a)          In any threatened, pending or completed action, suit, or proceeding to which Trading Advisor, its shareholders, officers, directors, employees or associated persons (collectively, "its affiliates") was or is a party or is threatened to be made a party by reason of the fact that Trading Advisor is or was a commodity trading advisor of the Partnership or otherwise, the Partnership and the General Partner jointly and severally shall indemnify and hold harmless, subject to subsection (b) below, Trading Advisor and its affiliates against any loss, liability, damage, cost, expenses (including attorneys' fees and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by it or its affiliates in connection with any action, suit or proceeding if Trading Advisor acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Partnership, and provided that its conduct does not constitute gross negligence or a breach of its fiduciary obligations. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that Trading Advisor did not act in good faith and in a manner which it reasonably believed to be in or not opposed to the best interests of the Partnership.

          (b)          Any indemnification under subsection (a) above, unless ordered by a court or administrative forum, shall be made only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification is proper in the circumstances because Trading Advisor has met the applicable standard of conduct set forth in subsection (a) above.

          (c)          To the extent that Trading Advisor or its affiliates has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) above, or in defense of any claim, issue or matter therein, the provisions of subsection (b) above shall not apply and the Partnership and the General Partner jointly and severally shall indemnify it or its affiliates against the expenses, including attorneys' and accountants' fees, actually and reasonably incurred by it or its affiliates in connection therewith.

          (d)          Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against Trading Advisor or its affiliates may in the sole discretion of the General Partner, be paid by the Partnership, and the General Partner jointly and severally in advance of the final disposition of such action, suit or proceeding, if and to the extent that the person on whose behalf such expenses are paid shall agree to reimburse the Partnership and/or the General Partner, as applicable, in the event indemnification is not permitted under this Section 13.

          (e)          Trading Advisor agrees to indemnify, defend and hold harmless the Partnership the General Partner and the General Partner's shareholders, officers, directors, employees or associated persons (collectively, "its affiliates") against all liabilities incurred by them by reason of any act or omission of Trading Advisor relating to the Partnership (including costs and expenses of investigating and defending any claims, demand or suit and attorneys' and accountants' fees) if there has been a final judicial or regulatory determination that such act or omission materially violated the terms of this Agreement or involved gross negligence, fraud, recklessness or intentional misconduct on the part of Trading Advisor.

          (f)          In the event that any claim, dispute or litigation arises between Trading Advisor and any party other than the Partnership or the General Partner, which claim, dispute or litigation is unrelated to the Partnership's and/or the General Partner's business, and if the Partnership or the General Partner are made a party to such claim, dispute or litigation by such other party, Trading Advisor shall defend any actions brought in connection therewith on behalf of the Partnership and/or the General Partner each of whom agree to cooperate in such defense and Trading Advisor shall indemnify and hold harmless the Partnership and the General Partner from and with respect to any amounts awarded to such other party. If any claim, dispute or litigation arises between the Partnership and/or the General Partner and any party other than Trading Advisor which claim, dispute or litigation is unrelated to Trading Advisor's business, and if Trading Advisor is made a party to such claim, dispute or litigation by such other party, the Partnership and the General Partner jointly and severally shall defend any actions brought in connection therewith on behalf of Trading Advisor or its principals, each of whom agree to cooperate in such defense and the Partnership and the General Partner jointly and severally shall indemnify and hold harmless Trading Advisor and its affiliates from and with respect to any amounts awarded to such other party. Notwithstanding any other provision of this subsection (f), if, in any claim as to which indemnity is or may be available, any indemnified party reasonably determines that its interests are or may be, in whole or in part, adverse to the interests of the indemnifying party, the indemnified party may retain its own counsel in connection with such claim and shall be indemnified by the indemnifying party for any legal or any other expenses reasonably incurred in connection with investigating or defending such claim.

          (g)          None of the foregoing provisions for indemnification shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the party claiming indemnification ("Indemnitee") without the prior consent of the party obligated to indemnify the other party ("Indemnitor"); provided, however, that should the Indemnitor refuse to consent to a settlement approved by the Indemnitee, the Indemnitee may effect such settlement, pay such amount in settlement as it shall deem reasonable and seek a judicial or regulatory determination with respect to reimbursement by the Indemnitor of any loss, liability, damage, cost or expenses (including reasonable attorneys' and accountants' fees) incurred by the Indemnitee in connection with such settlement to the extent such loss, liability, damage, cost or expense (including reasonable attorneys' and accountants' fees) was caused by or resulted from a material violation of this Agreement by the Indemnitor or violation of the standard of conduct set forth herein. Notwithstanding the foregoing, the Indemnitor shall, at all times, have the right to offer to settle any matters and if the Indemnitor successfully negotiates a settlement and tenders payment therefore to the Indemnitee, the Indemnitee must either use its best efforts to dispose of the matter in accordance with the terms and conditions of the proposed settlement or the Indemnitee may refuse to settle the matter and continue its defense in which latter event the maximum liability of the Indemnitor to the Indemnitee shall be the amount of said proposed settlement.

          (h)          The foregoing provisions for indemnification shall survive the termination of this Agreement.

          14.          Commodity Broker. All Commodities trades for the accounts of the Partnership shall be made through such commodity broker or brokers as the General Partner directs or otherwise as may be agreed upon in accordance with such order execution procedures as are agreed upon between the Trading Advisor and the General Partner. At the present time it is contemplated that the Partnership will execute and clear all Commodities trades through the clearing brokers. The Trading Advisor may, however, with the consent of the General Partner which consent shall not be unreasonably withheld, execute transactions at such other broker(s), and upon such terms and conditions, as the Trading Advisor and the General Partner agree if such broker(s) agree to "give up" all such transactions to the clearing brokers for clearance. To the extent that the Partnership determines to utilize a broker or brokers other than the clearing brokers, it will notify the Trading Advisor.

          15.          Liquidation of Positions. The Trading Advisor agrees to liquidate open positions in the amount that the General Partner informs the Trading Advisor, in writing via email or other equivalent means, that the General Partner considers necessary or advisable to liquidate in order to (i) effect any termination or reallocation pursuant to Sections 1 or 10, respectively, or (ii) fund its pro rata share of any redemption, exchange, distribution, or Partnership expense. The General Partner shall not, however, have authority to instruct the Trading Advisor as to which specific open positions to liquidate, except as provided in Section 1 hereof. The General Partner shall provide the Trading Advisor with such reasonable prior notice of such liquidation as is practicable under the circumstances and will endeavor to provide at least one (1) days' prior notice. In the event that losses incurred by the Trading Advisor exceed the amount, the General Partner agrees to cover such excess losses.

          16.          Assignment. This Agreement may not be assigned by any of the parties hereto without the express prior written consent of the other parties hereto.

          17.          Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and permitted assigns of each of them, and no other person (except as otherwise provided herein) shall have any right or obligation under this Agreement. The terms "successors" and "assigns" shall not include any purchasers, as such, of Units.

          18.          Amendment or Modification or Waiver. This Agreement may not be amended or modified, nor may any of its provisions be waived, except upon the prior written consent of the parties hereto.

          19.          Notices. All notices required to be delivered under this Agreement shall be delivered personally or by registered or certified mail, postage prepaid, return receipt requested, to (a) Trading Advisor at [ADDRESS]; (b) to the Partnership and the General Partner at Altin Holdings, LLC, 805 Oakwood Drive, Suite 125, Rochester, MI 48307; Attn: Sebastian Lucido; (c) with a copy to Linda Paullin-Hebden, Warner Norcross & Judd LLP, 2000 Town Center, Suite 2700, Southfield, MI 48075; or (d) to any other address designated by the party to receive the same by written notice similarly given.

          20.          Notice of Threatened, Pending or Completed Actions, Suits or Proceedings.

          (a)          The General Partner will immediately give written notice to Trading Advisor of: (i) any threatened, pending or completed action, suit or proceedings (including without limitation any reparations proceedings or administrative proceeding threatened or instituted under the CE Act) to which the Partnership was or is a party or is threatened to be a party; and (ii) any judgments or amounts paid by the Partnership in settlement in connection with any such threatened, pending or completed action, suit or proceeding.

          (b)          Trading Advisor will immediately give written notice to the General Partner of: (i) any threatened, pending or completed action, suit or proceeding (including without limitation any reparations proceeding or administrative proceeding threatened or instituted under the CE Act) to which Trading Advisor was or is a party or is threatened to be a party; and (ii) any judgments or amounts paid by Trading Advisor in settlement in connection with any such threatened, pending or completed action, suit or proceeding.

          (c)          Written notices required to be given pursuant to this Section 20 shall contain all pertinent information concerning the threatened, pending or completed action, suit or proceeding and, in the case of any pending or completed action suit or proceeding, shall include a copy of the complaint, petition or similar documents asserting a claim.

          (d)          The General Partner, the Partnership and Trading Advisor agree to use their best efforts to maintain the confidentiality of notices received pursuant to this Section 20and agree not to disclose the contents of such notices to persons other than their affiliates, or except as may be required, in their good faith judgment, by any applicable law or regulation.

          21.          Governing Law. Each party agrees that this Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to conflict of laws principles.

          22.          Survival. All representations, warranties and covenants in this Agreement, or contained in certificates required to be delivered hereunder shall survive the termination of this Agreement, with respect to any matter arising while this Agreement was in effect. Furthermore, all representations, warranties and covenants hereunder shall inure to the benefit of each of the parties to this Agreement and their respective successors and permitted assigns.

          23.          Disclosure Document Modifications. The Trading Advisor shall promptly furnish the General Partner with a copy of all modifications to its Disclosure Document when available for distribution. Upon receipt of any modified Disclosure Document by the General Partner, the General Partner will provide the Trading Advisor with an acknowledgment of receipt thereof.

          24.          No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

          25.          No Liability of Limited Owners. This Agreement has been made and executed by and on behalf of the Partnership, and the obligations of the Partnership and/or the General Partner set forth herein are not binding upon any of the limited partners individually, but rather, are binding only upon the assets and property of the Partnership, and, to the extent provided herein, upon the assets and property of the General Partner.

          26.          Headings. Headings to Sections herein are for the convenience of the parties only, and are not intended to be or to affect the meaning or interpretation of this Agreement.

          27.          Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding upon the parties hereto.

          28.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties following the applicable facsimile transmission; provided, that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

          29.          Notional Funds Disclosure. The CFTC requires Trading Advisor to make the following disclosure to the Partnership ("you"):

          (a)          You should request your commodity trading advisor to advise you of the amount of cash or other assets (Actual Funds) which should be deposited to the advisor's trading program for your account to be considered "Fully Funded." This is the amount upon which the commodity trading advisor will determine the number of contracts traded in your account and should be an amount sufficient to make it unlikely that any further cash deposits would be required from you over the course of your participation in the commodity trading advisor's program;

          (b)          You are reminded that the account size you have agreed to in writing (the "nominal" or "notional" account size) is not the maximum possible loss that your account may experience; and

          (c)          You should consult the account statements received from your futures commission merchant in order to determine the actual activity in your account, including profits, losses and current cash equity balance. To the extent that the equity in your account is at any time less than the nominal account size, you should be aware of the following:

          (i)          Although your gains and losses, fees and commissions measured in dollars will be the same, they will be greater when expressed as a percentage of account equity.

          (ii)          You may receive more frequent and larger margin calls.

          (iii)          The disclosures which accompany the performance table may be used to convert the rates of return ("RORs") in the performance table to the corresponding RORs for particular partial funding levels.

          This Agreement has been executed for and on behalf of the undersigned as of the date first set forth above.

          NOTICE: THIS AGREEMENT CONTAINS AN AUTOMATIC RENEWAL PROVISION IN SECTION 12 HEREIN.
ALTIN:FUND, LIMITED PARTNERSHIP		ALTIN HOLDINGS, LLC
By:	Altin Holdings, LLC
Its: General Partner

By:		By:
	Sebastian Lucido, President		Sebastian Lucido, Manager

[NAME OF TRADING ADVISOR]

By:
[Name], [Title]

SCHEDULE A

          (a)          In consideration of and in compensation for all of the services to be rendered by Trading Advisor to the Partnership and the Partnership under this Agreement, beginning with the first calendar quarter-end following the date of this Agreement, Trading Advisor shall receive compensation from the General Partner, the Partnership and/or the Partnership, as applicable, as follows:

          (1)          The Partnership will pay to Trading Advisor a "Management Fee" of [__]% per year (computed and accrued monthly on the basis of month-end "Allocated Net Assets," as defined in subsection (c) below but excluding notional funds, if any, and paid quarterly) of such Trading Advisor's Allocated Net Assets.

          (2)          The Partnership will pay to Trading Advisor a quarterly "Incentive Fee" of [__]% of "New Trading Profits on the Allocated Net Assets of Trading Advisor," as defined in subsection (d) below.

          (b)          Trading Advisor shall not receive any commissions, compensation, remunerations or payments whatsoever from any clearing broker with whom the Partnership and/or the Partnership carries an account for any transactions executed in the Partnership's account, nor shall Trading Advisor at any time be an "affiliate" of any clearing broker with whom the Partnership and/or the Partnership carries an account, as such term is used in the Partnership Agreement.

          (c)          "Allocated Net Assets" means that portion of the Partnership's Net Assets allocated to Trading Advisor by the General Partner through the Partnership and subject to Trading Advisor's trading discretion (including any notional funds), together with any appreciation or depreciation in such Allocated Net Assets. "Net Assets" is defined as the total assets of the Partnership including all cash and cash equivalents plus the market value of all open Commodity Interest positions and U.S. Treasury bills, but minus all accrued liabilities of the Partnership. The market value of a Commodity Interest position shall be that price quoted on the exchange on which each such contract is traded as of the close of each trading day, or if any such contract is not so traded, the fair market value of each contract, as determined by the General Partner.

          (d)          "New Trading Profits on the Allocated Net Assets of Trading Advisor" shall mean the sum of (A) the net of any profits (excluding interest income) and losses realized on all trades closed out during the period calculated with respect to the assets of each class of Units of such Allocated Net Assets, plus (B) the net of any unrealized profits and losses on open positions as of the end of such period (after deduction for accrued brokerage commissions and all other transaction fees and costs) calculated with respect to the assets of each class of Units of such Allocated Net Assets, minus (C) (i) the net of any unrealized profits or losses on open positions as of the end of the preceding period (after deduction for accrued brokerage commissions and all other transaction fees and costs) calculated with respect to the assets of each class of Units of such Allocated Net Assets, and (ii) cumulative net realized or unrealized trading losses calculated with respect to the assets of each class of Units of such Allocated Net Assets (reduced by a proportionate share of realized and unrealized trading losses calculated with respect to the assets of each class of Units of such Allocated Net Assets attributable to redeemed Units or reallocated amounts as of any redemption or reallocation date), if any, carried forward from all preceding periods since the last period for which an Incentive Fee was payable to Trading Advisor.

COMMODITY TRADING AUTHORIZATION

[DATE], 2009

[NAME OF TRADING ADVISOR]
[ADDRESS]
[ADDRESS]
[ADDRESS]
Attn: [NAME]

Dear [NAME OF TRADING ADVISOR]:

          Altin Holdings, LLC ("Altin"), as General Partner of Altin:Fund Limited Partnership (the "Partnership"), does hereby make, constitute and appoint you as attorney-in-fact of the Partnership to purchase and sell commodity interests, including futures contracts, forward contracts, options on futures contracts, forward contracts and on commodities, spot contracts and swap contracts, through [NAME], as clearing broker for the Partnership and the Partnership in accordance with the Advisory Agreement dated as of [DATE] among you, the Partnership and Altin.

Very truly yours,

ALTIN HOLDINGS, LLC

By:
Sebastian Lucido
Its: Manager